PACER FUNDS TRUST
AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Pacer Financial, Inc. (the “Distributor”) and [Authorized Participant] (the “Participant”) and is subject to acceptance by U.S. Bancorp Fund Services, LLC (the “Index Receipt Agent”) as index receipt agent for Pacer Funds Trust (the “Trust”).

The Index Receipt Agent serves as the index receipt agent for the Trust and all of its designated series (each a “Fund” and collectively, the “Funds”), and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as “Fund Shares.”

The process by which an investor creates and redeems Fund Shares from a Fund is described in detail in the Trust's current prospectuses and statement of additional information, as each may be supplemented or amended from time to time (the “Prospectuses”) that comprise part of the Trust’s registration statement, as amended, on Form N-1A (Securities Act of 1933, as amended (the “1933 Act”) Registration No. 333-201530; Investment Company Act of 1940, as amended (the “1940 Act”) Registration No. 811-23024 the “Registration Statement”)) and the Authorized Participant Procedures Handbook (“AP Handbook”) (hereinafter collectively, “Fund Documents”). The discussion of the creation and redemption process in this Agreement is modified as necessary by reference to the more complete discussions in the Fund Documents. References to the Fund Documents are to the then current Prospectuses and AP Handbook as each may be supplemented or amended from time to time in accordance with this Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents. In the event of a conflict between this Agreement and the Fund Documents, the Fund Documents shall control.  In the event of a conflict between the Prospectuses and AP Handbook, the Prospectuses shall control. Each party to this Agreement agrees to comply with the provisions of the Fund Documents to the extent applicable to it provided, in the case of the Participant, it has received notice of any change in such provisions.

Fund Shares may be created or redeemed directly from a Fund only in aggregations of a specified number, known as a “Creation Unit.” The number of Fund Shares presently constituting a Creation Unit of each Fund is set forth in Annex I. Creation Units of Fund Shares may be created only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and a participant in The Depository Trust Company (“DTC”) and in the Continuous Net Settlement System (the “CNSS”) of NSCC.   Additionally, cash creations (including partial cash creations) may be permitted at the reasonable discretion of a Fund and/or the Fund’s investment adviser.  In such case, the Participant must pay the cash equivalent of the Deposit Securities (as defined below) that it would otherwise be required to provide through in-kind creation, plus the same Balancing Amount (as defined below), if any, required to be paid by an in-kind purchaser.

To create a Creation Unit, an authorized DTC/CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund a designated basket of equity securities (the “Deposit Securities”) and an amount of cash computed as described in the Fund Documents (the “Balancing Amount”), plus a transaction fee as described in the Fund Documents (the “Transaction Fee”). The Deposit Securities and the Balancing Amount together constitute the “Fund Deposit.” The amount of such Transaction Fee shall be determined by the Trust or investment adviser to the Trust in its sole discretion and may be changed from time to time upon reasonable notice to the Participant.  For the avoidance of doubt, any change to the Transaction Fee shall not apply to orders that have been placed but have not yet settled.

This Agreement is intended to set forth the procedures by which the Participant may create and/or redeem Creation Units of Fund Shares (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units for domestic funds, such processes being referred to herein as the “Clearing Process” or (ii) outside the Clearing Process through DTC and local market systems for US domiciled global funds.  The procedures for processing an order to create Fund Shares (a “Creation Order”) and an order to redeem Fund Shares (a “Redemption Order”) are described in the Fund Documents. All Creation and Redemption Orders must be made pursuant to the procedures set forth in the Fund Documents.  The Participant may not cancel a Creation Order or a Redemption Order after it is placed.  Notwithstanding the foregoing, upon a good faith request by the Participant, the Distributor shall use its reasonable efforts to cancel any Purchase Order or Redemption Order submitted by Participant that has, at the time of the cancellation request, not yet been settled.

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Fund Shares or to sell or offer to sell Fund Shares.

The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

1.    STATUS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PARTICIPANT AND DISTRIBUTOR
(a)      The Participant hereby represents, covenants, and warrants that it is and will continue to be a participant in DTC (“DTC Participant”) so long as this Agreement is in full force and effect and that, with respect to domestic Creation Orders or Redemption Orders placed through the Clearing Process, it is and will continue to be a member of NSCC and a participant in the CNSS so long as this Agreement is in full force and effect. The Participant may place Creation Orders or Redemption Orders either through the Clearing Process (domestic funds) or outside the Clearing Process (U.S. domiciled global funds), subject to the procedures for creation and redemption referred to in Section 2 of this Agreement and the AP Handbook. If the Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall promptly notify the Distributor in writing (including by electronic mail) of the change in status or eligibility.  Upon such notice, the Distributor, in its sole discretion, may terminate this Agreement.

(b)      The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business in connection with this Agreement, and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (the “FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to materially comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA to the extent such laws, rules and regulations relate to the Participant’s purchases, redemptions and related transactions in and activities with respect to the Fund Shares pursuant to this Agreement.  The Participant further represents that it will not offer or sell Fund Shares of any Fund in any state or jurisdiction where it has been informed by the Fund or its agent that such shares may not lawfully be offered and/or sold.

 (c)     If the Participant is offering and selling Fund Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the applicable disclosure requirements of the 1933 Act and the regulations promulgated thereunder to the extent such laws, rules and regulations relate to the Participant’s activities as an authorized participant hereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules, in each case to the extent they are applicable. The Participant understands and acknowledges that the proposed method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by a Fund on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain interpretations of law, may result in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. Neither the Distributor nor the Index Receipt Agent will indemnify the Participant for any violations of the federal securities laws committed by the Participant

(d)          The Distributor represents and warrants that (i) the Registration Statement and Prospectuses included therein are effective under the 1933 Act and the 1940 Act, no stop order of the SEC or any other regulatory or self-regulatory authority with respect thereto has been issued, no proceedings for such purpose have been instituted, are pending or, to their knowledge, are being contemplated or threatened by the SEC or any regulatory or self-regulatory authority; (ii) the Registration Statement and the Prospectuses conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and do not and will not, as of the applicable effective date as to the registrations statements and any amendment or supplement thereto (and at all times thereafter during which this Agreement is in effect), in the case of the Registration Statement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. and, in the case of the Prospectuses, contain any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading; (iii) the conditions to the use of Form N-1A have been satisfied; (iv) the sale and distribution of the Fund Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Distributor (v) the Fund Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (vi) no consent, approval, authorization, order, registration or qualification of or with any court or government agency or body is required for the issuance and sale of the Fund Shares, except the registration of the Fund Shares under the 1933 Act; (vii) all marketing and promotional materials, other than the Prospectus, provided to the Participant by the Distributor comply in all material respects with applicable law, including without limitation, the provisions of the 1933 Act, FINRA’s marketing rules and the rules and regulations of the SEC; (iv) the Shares have been approved for listing on NYSE Arca, Inc.; each of them will comply, at all times during which this Agreement is in effect, with all applicable disclosure requirements in connection with its offering of the Fund Shares, including, without limitation, those under the 1933 Act and the 1940 Act and the rules of the SEC thereunder; and it will notify the Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and each of them will promptly undertake to amend such Prospectus so that it is complete and accurate in all material respects and complies with applicable law.

2.     EXECUTION OF CREATION AND REDEMPTION ORDERS

(a) All Creation Orders and Redemption Orders shall be made in accordance with the terms of the Fund Documents and the procedures as described in the AP Handbook. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the phone lines used in connection with the creation and redemption of Creation Units, which includes use by representatives of the Distributor or the Trust and any affiliates thereof, will be recorded, and the Participant hereby consents to the recording of all calls in connection with the creation and redemption of Creation Units, provided that the Distributor shall promptly provide copies of recordings of any such calls, that have been retained in accordance with the recording party’s usual document retention policy, to the Participant upon reasonable request.  In the event that any recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, to the extent legally permitted to do so, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. The Funds reserve the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and agree to provide reasonable prior notice of all such amendments and new procedures to the Participant.  The Participant agrees to comply with such procedures as may be issued from time to time that are referenced in the AP Handbook for which it has received reasonable prior notice. The Participant acknowledges and agrees that a Creation Order or Redemption Order shall be irrevocable, and that the Funds (or the Distributor on behalf of the Funds) reserve the right to reject any Creation Order or Redemption Order in accordance with the terms of the Fund Documents. The Participant agrees that the Distributor and the Trust have and reserve the right, in their sole discretion without notice, to reject a Creation Order or Redemption Order or suspend sales of Fund Shares, in accordance with the terms of the Fund Documents and in accordance with the 1940 Act.  Notwithstanding the foregoing, if the Distributor or the Trust rejects a Creation Order or Redemption Order or suspends sales of Fund Shares, the Distributor shall notify the Participant thereof as soon as reasonably practicable.

(b) With respect to any Redemption Order, the Participant acknowledges and agrees to return to a Fund any dividend, distribution, or other corporate action paid to it in respect of any Deposit Security that is transferred to the Participant that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant by an amount equal to any dividend, distribution, or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Participant that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Creation Order, each Fund acknowledges and agrees to return to the Participant any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant.  If, however, the Fund so reduces the amount of money or other proceeds due to the Participant, the Participant shall not be required to return to such Fund any dividend, distribution or other corporate action paid to it, equal to the amount so reduced by such Fund.

(c)           With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and the industry custom in the applicable market, have been paid to the Participant.  With respect to any Purchase Order, the Distributor and the Transfer Agent on behalf of the Trust each agrees that the Participant is entitled to reduce the amount of money or other proceeds due to the Trust by an amount equal to any dividend, distribution or other corporate action that has been paid or credited to the Trust or any of the Funds that, based on the value of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or other corporate action and the industry custom in the applicable market, have been paid to the Participant.  If, however, the Participant so reduces the amount of Fund Deposit, the Trust or the Fund, as applicable, shall not be required to return to the Participant dividends, distributions or other corporate actions paid to it, as contemplated above, equal to the amount so reduced by the Participant.

(d) When making a Redemption Order, the Participant understands and agrees that in the event Fund Shares are not transferred to the Fund in accordance with the terms of the Fund Documents, such Redemption Order may be rejected by the Fund and the Participant will be solely responsible for all costs and losses and fees incurred by the Fund, the Index Receipt Agent or the Distributor related to such rejected Redemption Order.

(e)                 In the event that the basket of Deposit Securities to be delivered by the Participant in connection with any U.S. domiciled global fund Creation Order is missing some of the required securities on the Contractual Settlement Date (as defined below) for such Creation Order or Redemption Order, the Trust and the Index Receipt Agent agree not to treat such Creation Order as a failed trade or a failed settlement provided that the Participant, on or prior to the established deadline on the Contractual Settlement Date for such Creation Order, (i) delivers to the Index Receipt Agent on behalf of the Trust (in accordance with the delivery instructions provided by the Index Receipt Agent), the Balancing Amount required in connection with such Creation Order, such Deposit Securities as the Participant has available for delivery and cash collateral (in USD) in an amount not less than 110% of the market value of the undelivered securities (or such other amount as the parties may agree).  Notwithstanding the foregoing, the Distributor and the Trust agree not to foreclose on the collateral posted by Participant and use such cash or proceeds from the sale of non-cash collateral to purchase the missing Deposit Securities unless and until they have notified Participant of their intention to do so and provided Participant with a reasonable opportunity to cure such failure to deliver.

3. AUTHORIZATION OF INDEX RECEIPT AGENT

With respect to domestic Creation Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Balancing Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC; provided, however, that the Participant shall not be bound or held liable for, and shall be indemnified and held harmless by the Distributor from and against, any and all direct money damages incurred by the Participant if, as a result of the Distributor’s gross negligence, willful misconduct or bad faith, such instructions issued by the Distributor and reported to the NSCC do not accurately reflect the information contained in the confirmation of the Participant’s order.

4. MARKETING MATERIALS AND REPRESENTATIONS.

(a)           The Participant represents, warrants, and agrees that, except in respect to independent research published by Participant relating to the Shares, market color commentaries, internal use only material, training and educational material and brokerage communications (together “Excepted Materials”), it will not make any representations concerning Fund Shares, the Trust or the Funds, other than those consistent with the Funds’ then current Prospectuses or any promotional materials or sales literature furnished to the Participant by the Distributor or any other information and materials filed by the Trust or any Fund with FINRA or the SEC or made available on any website controlled by the Distributor, the Trust, any Fund or any of their affiliates.

(b)           The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Fund Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials but, for the avoidance of doubt, not including materials in connection with options, notes and other derivatives that convert into, are exercisable for, or reference the Fund Shares), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any advertising materials (other than Excepted Materials) will prominently disclose that the Fund Shares are not individually redeemable. In addition, the Participant understands that any advertising material that addresses redemption of Fund Shares will disclose that Fund Shares may be tendered for redemption to the issuing Fund only in Creation Units. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate externally in the regular course of its business Excepted Materials, including, but not limited to, research reports that include information, opinions, or recommendations relating to Fund Shares (i) for public dissemination, provided that such research reports comply with applicable law and (ii) for internal use by the Participant.  Except with respect to information provided by the Participant for inclusion therein, Participant makes no representation or warranty regarding whether or not the Prospectuses or marketing material provided by the Distributor to the Participant contain any untrue statement of a material fact related to a Fund or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Distributor acknowledges that the Participant shall and may rely on the Prospectuses to be current, accurate and complete in all material respects and to fairly present the financial information relating to the Trust and Fund Shares as of the relevant dates shown.

(c)           The Distributor and the Trust each agrees that it will not, without prior written consent of the Participant, use in advertising or publicity the name of the Participant or any affiliate of the Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by the Trust or the Distributor has been approved or endorsed by the Participant or any of its affiliates or that the Participant acts as underwriter, distributor or selling group member with respect to the Fund Shares.  This provision shall survive termination or expiration of the Agreement.

(d)           The Distributor and the Trust each agrees not to identify or name the Participant in the Registration Statement, the Prospectus, any free-writing prospectus or in any marketing materials for any Fund without the prior written consent of the Participant.  If the Participant agrees to be identified in any of such documents, upon the termination of this Agreement, (i) the Distributor shall remove any reference to the Participant from such documents and (ii) the Distributor shall promptly update the Trust’s, the Distributors’ and the Adviser’s (as defined in Section 13 of this Agreement) respective websites to remove any identification of the Participant as an authorized participant of the Trust.

5. TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents that upon delivery of Deposit Securities to the Custodian and assuming that the Fund has not pledged, mortgaged, encumbered or otherwise disposed of the Deposit Securities and further assuming that the Trust and its affiliated persons are not affiliates of the issuers of any of the Deposit Securities, the Funds will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant in connection with a Creation Order; or (ii) any applicable provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.  For the avoidance of doubt, the foregoing representations exclude restrictions due to the status of the Trust, the relevant Series or the investment adviser as an “affiliate” of such issuer of the Deposit Securities under Rule 144 under the 1933 Act and any other restriction that derives from facts, status or events that are particular to the Trust, the Fund or the relevant investment adviser.

The Distributor represents that upon delivery of Deposit Securities to the Participant in connection with a Redemption Order, the Participant will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims and that such Deposit Securities will not be “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

6. BALANCING AMOUNT

The Participant hereby agrees that, in connection with a Creation Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Fund Documents, immediately available or same day funds estimated by the Trust to be sufficient to pay the Balancing Amount next determined after acceptance of the Creation Order, together with the applicable Transaction Fee.  Any excess funds will be returned following settlement of the Creation Order.  The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Balancing Amount. The Participant hereby agrees to ensure that the Balancing Amount will be received by the issuing Fund in accordance with the terms of the Fund Documents, but in any event on or before the Contractual Settlement Date, and in the event payment of such Balancing Amount has not been made in accordance with the provisions of the Fund Documents or by such Contractual Settlement Date due to the fault of the Participant, the Participant agrees in connection with a Creation Order to pay the amount of the Balancing Amount, plus interest, computed at such reasonable rate as most recently specified by the Fund to the Participant. The Participant shall be liable to the Custodian, any sub-custodian or the Trust for any amounts advanced by the Custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Balancing Amount. Computation of the Balancing Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant.

7. ROLE OF PARTICIPANT

(a) Each party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds or the Distributor in any matter or in any reasonable respect. The Participant and the Distributor each agrees, to the extent reasonably practicable, to make itself and its employees available, upon request, during normal business hours to consult with the other party or their designees concerning the performance of the Participant’s responsibilities under this Agreement; provided that the Participant shall be under no obligation to divulge or otherwise discuss any information that the Participant believes (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be prohibited by law, contract, corporate policy or otherwise.

(b) The Participant agrees as a DTC Participant and in connection with any creation or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Fund Documents.

(c) The Participant agrees, to the extent required by applicable law, to maintain all books and records of all sales of Fund Shares made by or through it pursuant to its obligations under the federal securities laws, and, subject to any privacy or other legal obligations it may have to its customers, to furnish copies of such records to the Funds or the Distributor upon the reasonable request of the Funds or the Distributor and subject to an undertaking by them to maintain such information in confidence. Notwithstanding the foregoing, neither the Distributor, the Trust nor any of their respective affiliates shall use the names, addresses or other information concerning Participant’s customers for any purpose other than performance of their obligations hereunder or otherwise expressly required by applicable law.

(d) The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined Rule 16a-1(a)(2) of the 1934 Act) of Fund Shares. To the extent that it is a Beneficial Owner of Fund Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned shares. The Distributor, as attorney and proxy for Participant under this Paragraph, (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.  The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Participant acquires Fund Shares as a Beneficial Owner.  The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this Section for so long (and only so long) as this Agreement remains in effect.  In the event applicable law prevents the assignment of the irrevocable power of attorney and proxy, or deems such power of attorney and proxy to expire due to the passage of time, the Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor to serve as its attorney and proxy for the purposes discussed in this Agreement. This irrevocable proxy automatically shall terminate with respect to any Fund or the Trust as a whole, if the Distributor ceases to act as Distributor to any Fund or the Trust, as applicable, provided that the Distributor shall use reasonable efforts to arrange for the successor distributor to serve as irrevocable attorney and proxy for the Participant.  The Distributor shall provide notice to the Participant of the identity of any successor distributor.

(e) The Participant further represents that it has policies and procedures in place that are reasonably designed to comply with applicable anti-money laundering laws, rules and regulations, including the applicable provisions of the USA PATRIOT Act of 2001 The Distributor shall verify the identity of each Authorized Person of the Participant and maintain identification verification and transactional records of the Authorized Persons in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities.

(f)           The Distributor for itself and on behalf of the Trust agrees, upon request by the Participant, to provide the Participant and its agents reasonable access to the personnel of the Distributor and the Adviser (as defined in Section 13 of this Agreement) and to counsel, auditors and other agents of the Trust, sufficient, in the reasonable judgment of the Participant, for it to carry out due diligence with respect to the Registration Statement and Prospectuses and any amendments thereto.

8. AUTHORIZED PERSONS OF THE PARTICIPANT

(a) Concurrently with the execution of this Agreement and from time to time thereafter as may be reasonably requested in writing by the Funds, the Participant shall deliver to the Funds, with copies to the Index Receipt Agent, a certificate in a form approved by the Funds (see Annex II hereto), duly certified as appropriate by the Participant’s Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Funds of a superseding certificate or other notice (whether written or oral) from the Participant that one or more individuals should be added or removed from the certificate, in which case the Distributor and the Trust will promptly add or remove such name. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt notice, including by electronic mail, of such fact to the Funds with copy to the Index Receipt Agent and such notice shall be effective upon receipt by the Funds.  The Distributor and the Funds shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption Orders are submitted by such person on behalf of the Participant.

 (b) The Index Receipt Agent shall issue to each Authorized Person of the Participant a unique personal identification number (“PIN Number”) by which the Authorized Person shall be identified and instructions issued by such Authorized Person on behalf of the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. If the Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Index Receipt Agent. If for some reason, the Authorized Person’s PIN number is compromised, the Participant shall contact the Index Receipt Agent promptly in order for a new one to be issued.  The Distributor agrees promptly to cancel the PIN Number assigned to an Authorized Person upon receipt of written notice from the Participant that such person’s authority to act for it has been terminated.

(c) To the extent that any instructions issued to the Index Receipt Agent using the PIN Number are reasonably believed by the Index Receipt Agent to be genuine and given by a party authorized hereunder, the Index Receipt Agent shall assume that all instructions issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Index Receipt Agent has actual knowledge or should reasonably have had actual knowledge to the contrary or the Participant has revoked such Authorized Person’s PIN Number. The Index Receipt Agent shall not verify that an Order is being placed by or on behalf of the Participant. The Participant agrees that the Distributor, the Index Receipt Agent and the Trust shall not be liable, absent fraud, gross negligence or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of an Authorized Person’s PIN Number, unless the Participant previously submitted written notice to revoke such Authorized Person’s PIN Number.

9. REDEMPTIONS

(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the 1940 Act.

(b) The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless (i) it owns outright or has full legal authority to tender for redemption the requisite number of Fund Shares, and (ii) that such Fund Shares are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to the Fund on the applicable settlement date for the Redemption Order.

(c) Notwithstanding anything to the contrary in this Agreement or the Prospectuses, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant confirms that it uses commercially reasonable diligence to determine that any request it submits for an in-kind redemption has not been submitted on behalf of a client who is a resident of a country requiring that all redemptions be made in cash.

10. COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 351

The Participant represents, covenants and warrants that, based upon the number of outstanding Fund Shares of any particular Fund, either (i) it does not, and will not in the future, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, eighty (80) percent or more of the currently outstanding Fund Shares of such Fund, or (ii) it is carrying some or all of the Deposit Securities as inventory in connection with its market making activities (i.e., in connection with its status as a “dealer” in securities as set forth in Section 475 of the Internal Revenue Code of 1986, as amended (the “IRC”)), so as to not cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to Section 351 of the IRC.

11. OBLIGATIONS OF PARTICIPANT

(a)  The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(b)  The Participant represents, covenants and warrants that it has taken affirmative steps so that during the term of this Agreement it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, due to ownership of Fund Shares, including through its grant of an irrevocable proxy relating to the Fund Shares to the Distributor.

12. INDEMNIFICATION

Section 12 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, damage, cost, or expense (including reasonable attorneys’ fees) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement except to the extent that such breach was due to the Participant’s adherence to instructions given or representations made by the Distributor or Index Receipt Agent; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply in all material respects with applicable laws, including applicable rules and regulations of self-regulatory organizations in connection with its role as an authorized participant hereunder; except that the Participant shall not be required to indemnify a Participant Indemnified Party to the extent that such failure was caused by the Participant’s reasonable reliance on instructions given or representations made by one or more Participant Indemnified Parties; (iv) actions of such Participant Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents or Annex II (as each may be amended from time to time) reasonably believed by the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant; except to the extent that such instructions were provided by a person whom the Participant duly informed the Distributor or the Trust was no longer an Authorized Person; and (v) the Participant’s failure to complete a Creation Order or Redemption Order that has been accepted.  The foregoing shall not apply to any losses incurred by such Participant Indemnified Party arising out of (i) the Participant Indemnified Party’s own gross negligence, fraud, willful misconduct or reckless disregard of its duties hereunder, (ii) the Participant Indemnified Party’s failure to perform in all material respects any of its obligations or responsibilities either (x) under this Agreement or (y) under applicable law in connection with this Agreement and issuance of the Fund Shares by the Trust, or (iii) any material misstatement or omission in the Prospectuses or Registration Statement other than those relating to information provided by the Participant in writing expressly for inclusion in the Prospectuses or Registration Statement.  The Distributor, unless within its reasonable control, shall not be liable to the Participant for any damages arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Funds, nor is the Distributor liable for any action, representation, or solicitation made by the wholesalers of the Funds, except to the extent that such action, representation or solicitation was based on instructions from the Distributor or based on marketing material or the Prospectus provided by the Distributor to such wholesaler.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant and the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”), from and against any loss, liability, damage, cost, or expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement (including Section 1(d)) except to the extent that such breach was due to the Distributor’s adherence to instructions given or representations made by the Participant, including a breach of a representation, warranty, covenant or agreement and, in the case of the representations in Section 1(d) above, regardless of whether such failure was the result of gross negligence or willful misconduct by the Distributor, the Trust or any of their respective subsidiaries, affiliates, directors, officers, employees, agents or any person who controls such persons; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply in all material respects with applicable laws, including applicable rules and regulations of self-regulatory organizations in connection with its role as a distributor hereunder; except that the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s reasonable reliance on instructions given or representations made by one or more Distributor Indemnified Parties; (iv) actions of such Distributor Indemnified Party in reliance upon any representations made in accordance with the Fund Documents and Annex II (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor; (v) any untrue statement of a material fact contained in the Prospectuses, as they may be amended from time to time, or any omissions, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (vi) any untrue statement of a material fact contained in the Registration Statement or arising out of or based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (vii) (A) any representation by the Distributor or any of its employees or agents or other representatives about the Fund Shares, the Participant or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Fund Shares and (B) any untrue statement  of a material fact contained in any marketing material and sales literature prepared by or for the Trust or the Distributor relating to the Fund Shares or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such statement or omission relates to the Participant, the Fund Shares or the Trust.. The Participant, unless within its reasonable control, shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications with the Participant Indemnified Parties who are service providers to the Funds, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Funds.  For the avoidance of doubt, this Section 12(b) shall be interpreted to apply separately to the Participant and its affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act on the one hand and the Index Receipt Agent and its affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act on the other such that any actions of one group that remove the indemnity shall not affect the indemnification of the other group.

(c)           If any indemnification provided for in this Section 12 is unavailable to a Distributor Indemnified Party or a Participant Indemnified Party, or is insufficient to hold a Distributor Indemnified Party or Participant Indemnified Party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party or, in the case of the Trust, the indemnifying parties, shall contribute to the amount paid or payable by such Distributor Indemnified Party or Participant Indemnified Party as a result of such losses, liabilities, damages, costs and expenses in such proportion as is appropriate to reflect the relative fault of the Distributor Indemnified Party on the one hand, and of the Participant Indemnified Party, on the other hand, in connection with, to the extent applicable, the statements, omissions or actions which resulted in such losses, liabilities, damages, costs and expenses, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 12(c) shall be deemed to include any legal or other fees or expenses reasonably directly incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a “Proceeding”) related to such losses, liabilities, damages, costs and expenses; provided that, for the avoidance of doubt, neither a Distributor Indemnified Party nor a Participant Indemnified Party shall be entitled to receive an amount from any indemnifying party pursuant to this Section 12(c) that is greater than the amount such Distributor Indemnified Party or Participant Indemnified Party would have received otherwise under this Section 12 if an indemnity had been available.

The Distributor and the Trust agree with the Participant that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The Participant shall not be required to contribute any amount in excess of the amount by which the total price at which the Fund Shares created by the Participant and distributed to the public were offered to the public exceeds the amount of any damage which the Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) An indemnifying party shall not be liable under the indemnity agreement contained in this Section 12 with respect to any claim made against any Distributor Indemnified Party or Participant Indemnified Party unless the applicable indemnified party shall have promptly notified the applicable indemnifying party in writing of the claim after the summons or other notification.

(e) The indemnifying party in this Section 12 shall be entitled, at its option, to exercise sole control and authority over the defense and settlement of such action.  The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the indemnified party.

(f) Subject to Sections 1(d) and 12(b) of this Agreement, the Funds, the Distributor, the Index Receipt Agent, or any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Deposit Securities in a Fund Deposit and the Fund’s benchmark index.

13. INFORMATION ABOUT DEPOSIT SECURITIES

The Trust’s investment adviser, Northern Trust Investments, Inc. (the “Adviser”) will make available on each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund.

14. RECEIPT OF PROSPECTUS BY PARTICIPANT

The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document (including the Statement of Additional Information incorporated therein) and understands the terms thereof.

15. CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may deliver electronically a single prospectus including summary prospectus, annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Funds’ website, _____________________, and providing a hypertext link to the document. The electronic versions of the Shareholder Documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.

By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail addresses set forth on the signature page attached to this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Distributor shall only be required to deliver, or cause to deliver, Shareholder Documents to the Participant electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at anytime by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to access all Shareholder Documents.  The Participant may, at any time, request reasonable quantities of paper copies of the Prospectus and any supplements or amendments thereto or recirculation thereof and the Distributor agrees to provide, or cause to provide, them promptly to Participant.

16. CONSENT TO RECORDING OF CONVERSATIONS

By signing this Agreement, the Participant acknowledges that certain telephone conversations between the Distributor and the Participant in connection with the placing of orders may be recorded, and the Participant hereby grants its consent to such recordings, provided that Participant shall be provided with copies of such recordings in accordance with Section 2(a).

17. NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail, or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Funds shall be at the address or telephone or facsimile numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address or telephone or facsimile numbers indicated below the signature line of such party.

18.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a) This Agreement shall become effective five (5) Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant, unless earlier agreed to by the parties. A “Business Day” shall mean each day the Listing Exchange is open for business.

(b) This Agreement may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties, and may be terminated earlier by the Participant, the Funds or the Distributor at any time in the event of a material breach by the another party of any provision of this Agreement or the procedures described or incorporated herein. This Agreement will be binding on each party’s successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party (which consent not to be unreasonably withheld or delayed), except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party or any entity succeeding to all or substantially all of the business of the party, shall be successor of the party under this Agreement.  This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.

(c) This Agreement may be amended by the Distributor from time to time only by a written instrument executed by all of the parties.  Amendments to the procedures stated in the Prospectus or the AP Handbook can be made upon reasonable notice to the Participant by the Trust and Distributor, respectively as follows: the Distributor will deliver a copy of the amendment to the Participant and the Index Receipt Agent in accordance with Section 17 above. If the Participant does not object in writing to the amendment within thirty (30) calendar days after its receipt, the amendment will become part of this Agreement in accordance with its terms.  If an objection is received within thirty (30) calendar days, then the parties shall work in good faith to resolve the disagreement and, failing that, the Participant may terminate this Agreement immediately upon written notice to the Distributor and the Trust.  Notwithstanding the foregoing, the Distributor may amend Annex I to update the list of Funds, and such amendment shall be effective upon receipt by the Participant and Index Receipt Agent.

19. TRUST AS THIRD PARTY BENEFICIARY

The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

20. INCORPORATION BY REFERENCE

The Participant acknowledges that the procedures contained in the Prospectuses and the AP Handbook pertaining to the creation and redemption of Creation Units are incorporated herein by reference.

21. GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.  To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the 1933 Act or the 1934 Act, the latter shall control.  Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the U.S. District Court for the Eastern District of Pennsylvania for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and any appellate courts therefrom, and (ii) hereby waives to the extent not prohibited by applicable law and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on ground of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court.  Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

22. COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

23.  ENTIRE AGREEMENT

This Agreement along with any other agreement or instrument delivered pursuant to this Agreement or is incorporated by reference herein, contains all of the agreements among the parties concerning the subject matter hereto (and thereto) and supersedes all prior agreements and understanding, whether written or oral, between the parties with respect to the subject matter hereof.

24. SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

25.  FORCE MAJEURE

No party to this Agreement shall incur any liability for or be required to indemnify any person as a result of Losses arising from any delay in performance, or for the non-performance of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any Act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supranational bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason to perform its obligations.

28. SURVIVAL

The provisions of this Section as well as Sections 4 (Marketing Materials and Representations), 12 (Indemnification) and 21 (Governing Law) shall survive the termination of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:

Pacer Financial, Inc.

By: __________________________________________

Name: Title: Address: Telephone: Facsimile:

[Authorized Participant] DTC/NSCC Clearing Participant Code:

By:
Name: Title: Address: Telephone: Facsimile: E-mail: ____________________________________ ___

ACCEPTED BY:

U.S. Bancorp Fund Services, LLC, as Index Receipt Agent

By: __________________________________________
Name: Title: Address: Telephone: Facsimile:

ANNEX I

CREATION UNIT SIZE FOR FUND SHARES

Shares per Creation Unit

[Fund]	[Shares]

ANNEX II

FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this PACER FUNDS TRUST Authorized Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to this Authorized Participant Agreement.

For each Authorized Person:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:

The undersigned [name]_________________, [title]_____________, [Authorized Participant] does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement by and among Pacer Financial, Inc. and [Authorized Participant] dated _______________________, 201__ and that their signatures set forth above are their own true and genuine signatures.

By:

Date:
Name:
Title:
Secretary or Other Duly Authorized
Officer